Exhibit 23
          ERNST & YOUNG LLP


                           CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Oil, Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Oil, Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-7501) pertaining to the Ashland Oil, Inc. Employee Thrift Plan, in the Registration Statement (Form S-8 No. 33-26101) pertaining to the Ashland Oil, Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Oil, Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Oil, Inc. Leveraged Employee Stock Ownership Plan, and the Registration Statement (Form S-3 No. 33-51095) pertaining to the U.S. $301,627,000 Ashland Oil, Inc. Medium-Term Notes, Series F, and the related Prospectus, of our report dated November 2, 1994, with respect to the consolidated financial statements and schedules of Ashland Oil, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 30, 1994.


          Louisville, Kentucky                /s/ Ernst & Young LLP
          December 7, 1994